Exhibit 99.1

SVB Financial Group Announces Board of Directors Transitions
Roger Dunbar to retire as board Chair at end of current director term;
Kay Matthews to become non-executive board Chair
SANTA CLARA, Calif. — February 25, 2022 — SVB Financial Group (SVB), financial partner to the innovation economy, today announced that Roger Dunbar will retire from his role as the Chairman of the Board on April 21, 2022, after a decade in the position. He will remain in his current role through the 2022 annual shareholder meeting. Kay Matthews, current SVB board member, will become the board Chair at that time. Board member John Clendening will step off SVB’s board at the end of this term.
“Roger has made an incredible impact on SVB - and in extension - on the innovation economy,” said Greg Becker, CEO of SVB Financial Group. “His long-term dedication and deep understanding of our clients and our mission helped drive our unmatched growth over the last two decades. I am personally grateful for his leadership and join our board and employees in wishing him well.”
Dunbar joined SVB's board of directors in 2004 and was an advisory board member since 2000. He was elected SVB Board Chairman in 2012 and currently serves as the Risk Committee Chair, and member of the Governance Committee and Finance Committee. He also served on the Audit Committee. Dunbar is the former Vice Chairman of Ernst & Young's Strategic Growth Markets and Venture Capital practice, where he worked with public and private technology companies and venture capital firms globally.
“Our strong board oversight enables us to pursue ambitious goals as we serve the world’s most innovative companies and their investors. We welcome Kay, her leadership and her deep innovation sector experience to this new role at a time when our business and the innovation economy remain on a rapid growth trajectory,” said Becker.
Matthews, who will become SVB’s Board Chair following the annual shareholder meeting on April 21, 2022, joined SVB’s board and its Audit Committee in 2019, after retiring from her successful 36-year career at Ernst & Young where she held several leadership roles for the global organization. Matthews is also a member of the Compensation & Human Capital Committee and Risk Committee.
Clendening, former CEO of Blucora, Inc. and senior executive at Charles Schwab, will also be stepping off the board to focus on launching NoHo Financial, Inc., a new financial technology company where he is founding CEO. Clendening joined the board in 2017 and is a member of the Compensation & Human Capital Committee and Credit Committee.
SVB is the parent company of complementary businesses serving the world’s most innovative companies and their investors: Silicon Valley Bank, SVB Private, SVB Securities and SVB Capital. SVB helps address the unique needs of entrepreneurs, innovative companies and investors in the technology and life science sectors, and also serves the private equity sector and the premium wine industry in the US. With more than $211 billion in total assets and more than 6,500 employees globally, SVB strives to provide a level of partnership that improves the probability of its clients’ success.
For more information about SVB, visit www.svb.com.
About SVB Financial Group SVB Financial Group (NASDAQ: SIVB) and its subsidiaries help innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at svb.com.
SVB Financial Group is the holding company for all business units and groups © 2022 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group. [SIVB-F]